EXHIBIT 21
(to Form 10-K)

THE CLOROX COMPANY
SUBSIDIARIES OF THE REGISTRANT

(100% owned unless otherwise indicated)



Subsidiaries                       Jurisdiction of Incorporation
-----------------------            -----------------------------

1109346 Ontario Ltd.               Canada

1216899 Ontario Inc.               Canada

1221 Olux, LLC                     Delaware

A&M Products Manufacturing         Delaware
 Company

Aldiv Transportation, Inc.         California

American Sanitary Company S.A.     Costa Rica

American Sanitary Company          Cayman Islands
 (Overseas) Inc. (51%)

Amesco Ltd. (49%)                  Cayman Islands

Andover Properties, Inc.           Delaware

Antifreeze Properties, Inc.        Delaware

Antifreeze Technology              Delaware
 Systems, Inc.

Argus Holdings Inc.                Delaware

Armor All Products Corporation     Delaware

Armor All Products GmbH            Germany

The Armor All/STP Products Company Delaware

Brita America, Inc.                Nevada

Brita (Canada) Inc.                Canada

Brita Ltd. (50%)                   Canada

The Brita Products Company         Delaware

Brita (South America) Inc. (50%)   Canada

Chesapeake Assurance Limited       Hawaii

Clorosul Ltda.                     Brazil

Clorox Argentina S.A.              Argentina

Clorox Australia                   Australia
 Pty Limited

Clorox (Barbados) Inc.             Barbados

Clorox do Brasil Ltda.             Brazil

The Clorox Company of Canada       Canada
 Ltd.

Clorox (Cayman Islands) Ltd.       Cayman Islands

Clorox Chile S.A.                  Chile

The Clorox China Company           Delaware

Clorox de Colombia S.A.            Germany

Clorox (Europe) Financing S.a.r.l. Luxembourg

Clorox Export Company, Inc.        Barbados

The Clorox Far East Company        Hong Kong
 Limited

Clorox Germany GmbH                Germany

The Clorox (Guangzhou) Company     People's Republic of China
 Limited (95%)

Clorox Holdings Pty Limited        Australia

Clorox Hong Kong Limited           Hong Kong

The Clorox International Company   Delaware

Clorox International Philippines,  The Philippines
Inc.

Clorox Japan Limited               Japan

Clorox Korea Ltd.                  Korea

Clorox (Malaysia) Industries       Malaysia
 Sdn. Bhd.

Clorox (Malaysia) Sdn. Bhd.        Malaysia

Clorox de Mexico,                  Mexico
 S. de R. L. de C. V.

Clorox Mexicana,                   Mexico
 S. de R. L. de C. V.

Clorox Netherlands B. V.           The Netherlands

Clorox New Zealand Limited         New Zealand

Clorox del Pacifico S.A.           Peru

Clorox de Panama S.A.              Panama

The Clorox Pet Products Company    Texas

Clorox Products Manufacturing      Delaware
 Company

Clorox Professional Products       Delaware
 Company

The Clorox Company of Puerto Rico  Delaware

The Clorox Sales Company           Delaware

Clorox Services Company            Delaware

Clorox Servicios Corporativos,     Mexico
S. de R.L. de C.V.

The Clorox South Asia Company      Delaware

Clorox Uruguay S.A.                Uruguay

CLRX No. 1 Pty Limited             Australia

CLX Realty Co.                     Delaware

Comercial STP Ltda.                Brazil

Corporacion Clorox de              Venezuela
 Venezuela, S.A.

EcuaClorox S.A.                    Ecuador

Electroquimicas Unidas S.A.C.I.    Chile

Evolution S.A.. (51%)              Uruguay

Fabricante de Productos            Mexico
 Plasticos, S.A. de C.V.

First Brands Africa Holdings       South Africa
 (Pty) Ltd.

First Brands Africa (Pty) Ltd.     South Africa

First Brands (Bermuda) Ltd.        Bermuda

First Brands do Brasil Ltda.       Brasil

First Brands Corporation           Delaware

First Brands Europe Ltd.           United Kingdom


First Brands (Guangzhou) Ltd. (51%)People's Republic of China

First Brands International, Inc.   Delaware

First Brands Mexicana,             Mexico
 S.A. de C.V.

First Brands Puerto Rico, Inc.     Puerto Rico

First Brands Zimbabwe Holdings     Zimbabwe
 (Private) Ltd.

First Brands Zimbabwe              Zimbabwe
 (Private) Ltd.

Forest Technology Corporation      Delaware

Glad Manufacturing Company         Delaware

The Glad Products Company          Delaware

Henkel Iberica, S.A. (20%)         Spain

Himolene Incorporated              Delaware

The Household Cleaning Products    Egypt
   Company of Egypt, Ltd. (49%)

The HV Food Products Company       Delaware

HV Manufacturing Company           Delaware

Invermark S.A.                     Argentina

Jingles LLC                        Delaware

Jonapurvco ULC                     Nova Scotia

Kaflex S.A.                        Argentina

Kingsford Manufacturing Company    Delaware

The Kingsford Products Company     Delaware

Lerwoco S.A.                       Colombia

Lerwood Holdings Limited           British Virgin Islands

Lynley IFS-A LLC                   Delaware

The Mexco Company                  Delaware

Mohammed Ali Abudawood and         Saudi Arabia
  Company for Industry (30%)

Multifoil Trading (Pty) Limited    South Africa

National Cleaning Products         Saudi Arabia
  Company Limited (30%)

Pacico Alliance (Singapore)        Singapore
 Pte. Ltd.

Pacico International Limited       Hong Kong

Pacico International               The Philippines
 Philippines Inc. (60%)

Pacico Marketing (HK) Limited      Hong Kong

Pacific Brands (Malaysia)          Malaysia
 Sdn. Bhd.

Paulsboro Packaging, Inc.          New Jersey

Percenta Enterprise Sdn. Bhd.      Malaysia

Petroplus Produtos Automotivos     Brazil
 S.A. (51%)

Petroplus Sul Comercio Exterior    Brazil
 S.A. (51%)

Polysak, Inc.                      Connecticut

Productos Del Hogar,               Dominican Republic
 C. por A. (49%)

PT Clorox Indonesia                Indonesia

Renaissance:  A Resource Recovery  Canada
  Corporation

Risse Limited                      Republic of Ireland

Rocha Color S.A.                   Uruguay

The Rotanco Corporation            Delaware

Sarah Resources Limited            Canada

Sealapac Mfg.(Pvt) Limited         South Africa

Securapac (Pvt. (Ltd.)             Zimbabwe

STP do Brasil Ltda.                Brazil

STP First Brands Espana, S.L.      Spain

STP International (Australia)      Australia
 Pty Limited

STP Products Manufacturing Company Delaware

STP Scientifically Tested          Canada
 Products of Canada Ltd.

Traisen S.A.                       Uruguay

United Cleaning Products Mfg. Co.  Yemen Arab Republic
 Ltd. (33%)

Yuhan-Clorox Co., Ltd. (50%)       Korea